As filed with the Securities and Exchange Commission on June 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LIFELINE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2537528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Lawrence Street, Framingham, MA	01702-8156
(Address of Principal Executive Offices)	(Zip Code)

2000 Stock Incentive Plan

(Full Title of the Plan)

RONALD FEINSTEIN

President and Chief Executive Officer

LIFELINE SYSTEMS, INC.

111 Lawrence Street

Framingham, MA 01702-8156

(Name and Address of Agent For Service)

(508) 988-1000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.02 par value per share (including the associated Rights)	1,865,000 shares (1)	$24.90(2)	$46,438,500(2)	$3,756.88

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 27, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-42546, filed with the Securities and Exchange Commission on July 28, 2000 by Lifeline Systems, Inc. (the “Registrant”), relating to the Registrant’s 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 3rd day of June, 2003.

LIFELINE SYSTEMS, INC.

By:	/s/ RONALD FEINSTEIN
Ronald Feinstein President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lifeline Systems, Inc., hereby severally constitute and appoint Ronald Feinstein, L. Dennis Shapiro and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Lifeline Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD FEINSTEIN Ronald Feinstein	President, Chief Executive Officer and Director (Principal executive officer)	June 3, 2003

/s/ MARK G. BEUCLER Mark G. Beucler	Vice President, Finance and Chief Financial Officer (Principal financial and accounting officer)	May 30, 2003

Signature	Title	Date

Everett N. Baldwin	Director	, 2003

S. Ward Casscells, III, M.D	Director	, 2003

/s/ ELLEN FEINGOLD Ellen Feingold	Director	May 23, 2003

/s/ JOSEPH E. KASPUTYS Joseph E. Kasputys, Ph.D	Director	May 27, 2003

/s/ CAROLYN C. ROBERTS Carolyn C. Roberts	Director	May 27, 2003

/s/ L. DENNIS SHAPIRO L. Dennis Shapiro	Director	May 25, 2003

/S/ GORDON C. VINEYARD Gordon C. Vineyard, M.D	Director	May 23, 2003

INDEX TO EXHIBITS

The following designated exhibits, as indicated below, have been filed herewith or have heretofore been filed with the Commission under the Securities Act or the Exchange Act and are referred to and incorporated herein by reference to such filings.

Number	Description
4.1(1)	Articles of Organization of Lifeline Systems, Inc., as amended

4.2(2)	Articles of Amendment of Lifeline Systems, Inc.

4.3(3)	Restated By-Laws of Lifeline Systems, Inc.

4.4(4)	Shareholder Rights Plan dated July 24, 1998

4.5(5)	Amendment Number 1 to Shareholder Rights Plan dated October 18, 1998

4.6(6)	Amendment Number 2 to Shareholder Rights Plan dated as of June 30, 2002

4.6(7)	Amendment Number 3 to Shareholder Rights Plan dated as of August 19, 2002

5	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 2-84060) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1987 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on August 5, 1998 and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on July 12, 2002 and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on August 21, 2002 and incorporated herein by reference.

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